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                                                                      Exhibit 11



                                 VALUJET, INC.

                       COMPUTATION OF EARNINGS PER SHARE




                                                     Three Months Ended March31,
                                                     ---------------------------
                                                          1996         1997
                                                     ---------------------------

PRIMARY:
Weighted average common and common equivalent
  shares outstanding during the period            54,586,278       54,877,153

Net effect of dilutive stock options and stock
  warrants-based on the treasury stock method
  using the average market price                   5,152,254               -
                                                 -----------------------------

Total common and common equivalent shares         59,738,532       54,877,153
                                                 =============================

Net income (loss)                                $10,666,774     $(18,506,984)
                                                 =============================

Net income (loss) per share                      $      0.18     $      (0.34)
                                                 =============================

FULLY DILUTED:
Weighted average common and common equivalent
  shares outstanding during the period            54,586,278       54,877,153

Net effect of dilutive stock options and stock
  warrants-based on the treasury stock method
  using the ending market price                    5,236,510                -
                                                 -----------------------------

Total common and common equivalent shares         59,822,788       54,877,153
                                                 =============================

Net income (loss)                                $10,666,774     $(18,506,984)
                                                 =============================

Net income (loss) per share                      $      0.18     $      (0.34)
                                                 =============================